UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 5, 2025

Evolution Metals LLC

(Exact name of registrant as specified in its charter)

Delaware	333-283119-05	99-1246300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

516 S Dixie Hwy, Unit 209

West Palm Beach, FL, 33401

(Address and zip code of principal executive offices)

(561) 517-3750

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

KIGAM Magnet Technology Transfer Agreement

On December 5, 2025, Evolution Metals LLC (“EM”, “Evolution Metals” or the “Company”) entered into a magnet technology transfer and license agreement (the “Magnet Technology Transfer Agreement”) with the Korea Institute of Geoscience and Mineral Resources (“KIGAM”).

Under the Magnet Technology Transfer Agreement, KIGAM agreed to transfer to EM certain patented processes.

KIGAM is the world’s foremost leading Geoscience Research Institute outside China and is a global authority on Rare Earth Separation and Magnet Material Technologies as the Korean Government’s National Rare Earth Research Center. KIGAM has been a global leader in rare earth research and development since 1918.

The transferred technologies include patented selective-leaching and solvent-extraction processes covering permanent magnet waste, concentrates, oxides, and end-of-life-magnet-derived mixtures. The technology package includes all process-condition data and technical documentation for designing and operating a 250-ton-per-year recovery system, including mass balance, heat balance, process flowsheets, engineering drawings, utility specifications, and other technical supporting materials. KIGAM will provide process-specific training, technical consulting, and technical support during commissioning of their technologies.

Specifically, the Magnet Technology Transfer Agreement includes rights under the following Korean patents:

1.	Recovery of rare-earth elements from permanent magnets

2.	Selective neodymium leaching from Nd-containing permanent magnets

3.	Selective neodymium leaching from NdFeB forming scrap containing cutting oil

4.	Solvent extraction technology from rare-earth elements concentrates and rare-earth containing materials.

The Magnet Technology Transfer Agreement also includes solvent extraction technologies from rare earth elements concentrates and rare earth-containing materials.

Under the Magnet Technology Transfer Agreement, EM received a 10-year license, renewable, with territorial coverage in the Republic of Korea and the United States, including export rights.

KIGAM Battery Technology Transfer Agreement

On December 5, 2025, EM entered into a battery technology transfer and license agreement with KIGAM (the “Battery Technology Transfer Agreement”).

Under this Battery Technology Transfer Agreement, KIGAM agreed to transfer to EM hydrometallurgical technologies for recovering valuable metals from manufactured lithium-ion batteries, including automated solvent-extraction controls and precursor-manufacturing methodologies.

The transferred technologies include patented hydrometallurgical processes for the recovery of valuable metals from spent lithium-ion battery black mass, including automated multi-stage solvent-extraction controls and precursor-manufacturing methodologies. The technology package includes all process-condition data and technical documentation for designing and operating a hydrometallurgical recovery system, including mass balance, heat balance, process flowsheets, basic engineering, engineering drawings, utility specifications, and other technical supporting materials. KIGAM will provide process-specific training, technical consulting, and technical support during commissioning.

Specifically, the Battery Technology Transfer Agreement includes rights under the following Korean patents:

1.	Color-based automatic control system for continuous multi-stage solvent-extraction equipment for lithium-ion batteries

2.	Precursor powder for cathode materials and associated manufacturing method

Under the Battery Technology Transfer Agreement, EM received a 10-year license, renewable, with territorial coverage in the Republic of Korea and the United States, including export rights.

EM plans to integrate the KIGAM magnet and battery technologies with its existing proprietary technology and intellectual property to expand EM’s already advanced separation and beneficiation capabilities for recovering rare-earth and battery materials.

Item 7.01. Regulation FD Disclosure.

On December 5, 2025, Evolution Metals LLC (“EM”) issued a press release announcing that EM entered into two technology transfer and license agreements with KIGAM relating to rare-earth magnet technologies and lithium-ion battery hydrometallurgical beneficiation technologies. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing of EM under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release of Evolution Metals LLC, dated as of December 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2025

Evolution Metals LLC

By:	/s/ David Wilcox
Name:	David Wilcox
Title:	Managing Member

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